UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

The Sherwin-Williams Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Valspar Transaction Announcement

Supplier/Vendor Talking Points

•	Sherwin-Williams has announced an agreement to acquire Valspar for $11.3 billion.

•	This is a transformative transaction and a milestone in our Company’s history. We’re excited about what this combination will mean for our entire company and all of our customers and partners.

•	The letter you received from John Morikis, our President and CEO, has more background on Valspar and why we think this transaction makes sense.

•	Sherwin-Williams and Valspar have highly complementary product offerings, when combined will establish Sherwin-Williams as a premier global paints and coatings provider.

•	The combination will enable us to provide customers with a broader portfolio of brands and technologies, including capabilities in the packaging and coil segments.

•	The transaction will expand our global footprint with scale and enable a platform for growth across China, Australia and New Zealand, as well as enhance our R&D capabilities.

•	Simply put, this combination is about growth, and as one of our valued business partners, we believe this will create opportunities for us to grow our existing relationship.

•	Until the transaction closes – which we expect will be in early 2017 – it is business as usual, and both Sherwin-Williams and Valspar will continue to operate as separate companies.

•	We expect that you will continue to maintain the confidentiality of commercial terms and activities for both companies throughout this period.

•	All current or planned projects should continue as before the announcement.

•	Please continue to work directly with your Sherwin-Williams representative.

•	Should you have any questions, please do not hesitate to reach out to your Sherwin-Williams contact.

•	We will keep you informed as we move toward completing this transaction and will provide updates on integration details.

The Sherwin-Williams Company         101 Prospect Ave. NW, Cleveland, OH 44115

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those anticipated or implied in forward looking statements are described in Sherwin-Williams’ Form 10-K under the heading “Cautionary Statement Regarding Forward-Looking Information”, as well as the information included in Sherwin-Williams’ Current Reports on Form 8-K and other factors that are set forth in management’s discussion and analysis of Sherwin-Williams’ most recently filed reports with the SEC. Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the merger not being timely completed, if completed at all; prior to the completion of the merger, Sherwin-Williams’ and/or Valspar’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and the parties being unable to successfully implement integration strategies. While Sherwin-Williams and/or Valspar may elect to update forward-looking statements at some point in the future, Sherwin-Williams and Valspar specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Additional Information and Where to Find It

In connection with the proposed transaction, Valspar intends to file a preliminary proxy statement on Schedule 14A with the SEC. VALSPAR’S SHAREHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to shareholders of Valspar. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Valspar at its website, www.valspar.com, or by contacting Bill Seymour at 612-656-1328.

Participants in Solicitation

Sherwin-Williams and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Sherwin-Williams’ participants is set forth in the proxy statement, filed March 7, 2016, for Sherwin-Williams’ 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

The Sherwin-Williams Company         101 Prospect Ave. NW, Cleveland, OH 44115